Calculation of Filing Fee Tables
S-8
Fossil Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share, to be issued under Fossil Group, Inc. 2024 Long-Term Incentive Plan, as amended	Other	7,000,000	$ 7.0125	$ 49,087,500.00	0.000087	$ 4,270.61
Total Offering Amounts:						$ 49,087,500.00		$ 4,270.61
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,270.61
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") covers any additional number of shares of common stock, par value $0.01 per share ("Common Stock"), of Fossil Group, Inc. (the "Company") that become issuable under the First Amendment to the Fossil Group, Inc. 2024 Long-Term Incentive Plan (the "Plan"), by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company's shares of Common Stock as reported on The Nasdaq Stock Market on October 7, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources